FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
            OF J. TERRENCE LANNI DATED AUGUST 1, 1991



     This Agreement, made as of this 1st day of August, 1992 by and between Caesars World, inc. (the "Company"), a Florida corporation and J. Terrence Lanni (the "Employee").

                          FACT RECITAL

     The Audit and Compensation Committee of the Company has approved a modification with respect to the salary in the Employment Agreement between Employee and the Company dated August 1, 1991 (the "Employment Agreement") and Employee is willing to agree to such amendments.

                            AGREEMENT

     NOW THEREFORE, the Company and Employee agree that the Employment Agreement is hereby amended as follows:

     1. Paragraph 6.a. (i) is amended by adding the following at the end thereof: "As of August 1, 1992, the annual rate of Employee's salary shall be $636,000."

     2.   Paragraph 6.a. (ii) is amended by changing the wording
in the first line thereof "...beginning August 1, 1992...." to
"...beginning August 1, 1993...."

     3. Except as modified above, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement has been executed as of August 1, 1992.


                                        CAESARS WORLD, INC.



                                        By: /s/Roger Lee



                                        EMPLOYEE



                                        /s/ J. Terrence Lanni
                                        J. TERRENCE LANNI


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